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                             SUBSCRIPTION AGREEMENT
                             ----------------------


         THIS SUBSCRIPTION AGREEMENT (this "AGREEMENT"), dated as of March ____, 2005, by and among Alternate Energy Corp., a Nevada corporation (the "COMPANY"), and the subscribers identified on the signature page hereto (each a "SUBSCRIBER" and collectively "SUBSCRIBERS").

         WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "1933 ACT").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to One Million Five Hundred Thousand Dollars ($1,500,000) (the "PURCHASE PRICE") of principal amount of 6% promissory notes of the Company ("NOTE" or "NOTES") convertible into shares of the Company's common stock, $.001 par value (the "COMMON STOCK") at a per share conversion price equal to seventy percent (70%) of the average closing bid prices of the Common Stock for the five trading days preceding a Conversion Date (as defined in Section 7.1(b) hereof) as reported by Bloomberg L.P. for the Principal Market (as defined in Section 9.1(b) hereof) ("CONVERSION PRICE"); and share purchase warrants (the "WARRANTS"), in the form attached hereto as EXHIBITS A1, A2 AND A3, to purchase shares of Common Stock (the "WARRANT SHARES"). Subject to the conditions described in the Note, the Conversion Price will not be more than $0.35 nor less than $0.15. Five Hundred Thousand Dollars ($500,000) of the Purchase Price shall be payable on the Initial Closing Date ("INITIAL CLOSING PURCHASE PRICE"). One Million Dollars ($1,000,000) of the Purchase Price will be payable within five
(5) days after the actual effectiveness ("ACTUAL EFFECTIVE DATE") of the Registration Statement as defined in Section 11.1(iv) of this Agreement ("SECOND CLOSING PURCHASE PRICE"). The Notes, shares of Common Stock issuable upon conversion of the Notes (the "SHARES"), the Warrants and the Warrant Shares are collectively referred to herein as the "SECURITIES"; and

         WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as EXHIBIT B (the "ESCROW AGREEMENT").

         NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

                  1. INITIAL CLOSING. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Initial Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto ("INITIAL CLOSING NOTES"). The aggregate amount of the Notes to be purchased by the Subscribers on the Initial Closing Date shall, in the aggregate, be equal to the Initial Closing Purchase Price. The "INITIAL CLOSING DATE" shall be the date that subscriber funds representing the net amount due the Company from the Initial Closing Purchase Price of the Offering is transmitted by wire transfer or otherwise to or for the benefit of the Company. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement. Each of the Initial Closing Date and Second Closing Date is referred to as a "CLOSING DATE".

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                  2. SECOND CLOSING.

                           (a) SECOND CLOSING. The closing date in relation to
the Second Closing Purchase Price shall be the fifth (5th) day after the Actual Effective Date (the "SECOND CLOSING DATE"). Subject to the satisfaction or waiver of the terms and conditions of this Agreement on the Second Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a
Note in the principal amount designated on the signature page hereto ("SECOND CLOSING NOTES"). The aggregate Purchase Price of the Second Closing Notes for all Subscribers shall be equal to the Second Closing Purchase Price. The Second Closing Note shall be identical to the Note issuable on the Initial Closing Date except that the maturity date of such Notes shall be one (1) year after the Second Closing Date. The Conversion Price (defined in Section 2.1 (6) of the
Note) shall be equitably adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests to the Company's shareholders after the Initial Closing Date.

                           (b) CONDITIONS TO SECOND CLOSING. The occurrence of
the Second Closing is expressly contingent on (i) the truth and accuracy, on the Effective Date, Actual Effective Date and the Second Closing Date of the representations and warranties of the Company and Subscriber contained in this Agreement, (ii) continued compliance with the covenants of the Company set forth in this Agreement, (iii) the non-occurrence of any Event of Default (as defined in the Note) or other default by the Company of its obligations and undertakings contained in this Agreement, (iv) the delivery on the Second Closing Date of Second Closing Notes for which the Company Shares issuable upon conversion have been included in the Registration Statement, which must be effective as of the Second Closing Date, and (v) the delivery of the Second Closing Warrants for which the Warrant Shares issuable upon exercise have been included in the Registration Statement which must be effective as of the Second Closing Date. The exercise prices of the Warrants issuable on the Second Closing Date shall be adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests to the Company's shareholders after the Initial Closing Date.

                           (c) SECOND CLOSING DELIVERIES. On the Second Closing
Date, the Company will deliver the Second Closing Notes and Second Closing Warrants to the Escrow Agent and each Subscriber will deliver his portion of the respective Purchase Price to the Escrow Agent. On the Second Closing Date, the Company will deliver a certificate ("SECOND CLOSING CERTIFICATE") signed by its chief executive officer or chief financial officer (i) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the Initial Closing Date, the Actual Effective Date, and the Second Closing Date, as if such representations and warranties were made and given on all such dates, (ii) adopting and renewing the covenants and conditions set forth in Sections 5, 7, 8, 9, 10, 11, and 12 of this Agreement in relation to the Second Closing Date, Second Closing Notes and Second Closing Warrants, (iii) representing the timely compliance by the Company with the Company's registration requirements set forth in Section 11 of this Agreement, and (iv) certifying that an Event of Default has not occurred. A legal opinion nearly identical to the legal opinion referred to in Section 6 of this Agreement shall be delivered to each Subscriber at the Second Closing in relation to the Company, Second Closing Notes, and Second Closing Warrants ("SECOND CLOSING LEGAL OPINION"). The Second Closing Legal Opinion must also state that all of the Registrable Securities have been included for registration in an effective registration statement effective as of the Actual Effective Date and Second Closing Date.

                  3. WARRANTS.

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                           (a) CLASS A WARRANTS. On each Closing Date, the
Company will issue and deliver Class A Warrants to the Subscribers. One Class A Warrant will be issued for each Share which would be issued on each such Closing Date assuming the complete conversion of the Notes issued on each Closing Date at the Conversion Price in effect on the Initial Closing Date. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class A Warrant shall be $0.40. The Class A Warrants shall be exercisable from each Closing Date until three (3) years after each such Closing Date. The Class A Warrants will be subject to Call as described in the Class A Warrant.

                           (b) CLASS B WARRANTS. On the Initial Closing Date,
the Company will issue and deliver Class B Warrants to the Subscribers. The exercise price to acquire a Warrant Share upon exercise of a Class B Warrant shall be 70% of the Volume Weighted Average Price of the Common Stock as reported by Bloomberg LP for the OTC Bulletin Board ("BULLETIN BOARD") for the five trading days preceding the Closing Date using the AQR function. Each Subscriber shall receive an amount of Class B Warrants to purchase Warrant Shares having aggregate exercise prices equal to three times the Purchase Price paid by such Subscriber on the Initial Closing Date. The Class B Warrants shall be exercisable until the Registration Statement [as defined in Section 11.1(iv)] has been effective for the public unrestricted resale of the Shares and Warrant Shares for 90 days.

                           (c) CLASS C WARRANTS. On the Initial Closing Date,
the Company will issue and deliver Class C Warrants to the Subscribers. One Class C Warrant will be issued for each $2.50 of Purchase Price paid on the Initial Closing Date. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class C Warrant shall be $1.00. The Class C Warrants shall be exercisable until three (3) years after the Initial Closing Date.

                  4. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

                           (a) ORGANIZATION AND STANDING OF THE SUBSCRIBERS. If
the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                           (b) AUTHORIZATION AND POWER. Each Subscriber has the
requisite power and authority to enter into and perform this Agreement and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof.

                           (c) NO CONFLICTS. The execution, delivery and
performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not,


                                       3
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individually or in the aggregate, have a material adverse effect on such
Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Notes or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                           (d) INFORMATION ON COMPANY. The Subscriber has been
furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the year ended December 31, 2003 and all subsequent periodic reports as filed with the Commission (hereinafter referred to as the "Reports"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

                           (e) INFORMATION ON SUBSCRIBER. The Subscriber is, and
will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate. The Subscriber is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Subscriber is not a broker-dealer.

                           (f) PURCHASE OF NOTES AND WARRANTS. On each Closing
Date, the Subscriber will purchase the Notes and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

                           (g) COMPLIANCE WITH SECURITIES ACT. The Subscriber
understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions with third parties, which may in turn engage in short sales of the Securities in the course of hedging the position they assume and the Subscriber may also enter into short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties that in turn may dispose of these Securities.

                           (h) SHARES LEGEND. The Shares and the Warrant Shares
shall bear the following or similar legend:

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                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALTERNATE ENERGY CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (i) WARRANTS LEGEND. The Warrants shall bear the
following

or similar legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALTERNATE ENERGY CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (j) NOTE LEGEND. The Note shall bear the following
legend:

                  "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALTERNATE ENERGY CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (k) COMMUNICATION OF OFFER. The offer to sell the
Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

                           (l) AUTHORITY; ENFORCEABILITY. This Agreement and
other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

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                           (m) RESTRICTED SECURITIES. Subscriber understands
that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an "AFFILIATE" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each subsidiary of the Company. For purposes of this definition, "CONTROL" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                           (n) NO GOVERNMENTAL REVIEW. Each Subscriber
understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                           (m) NO MARKET MANIPULATION. No Subscriber has taken,
and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

                           (n) CORRECTNESS OF REPRESENTATIONS. Each Subscriber
represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to each Closing Date shall be true and correct as of each Closing Date.

                           (o) SURVIVAL. The foregoing representations and
warranties shall survive each Closing Date until the sooner of (i) three years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144 without regard to volume limitations.

                  5. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each Subscriber that:

                           (a) DUE INCORPORATION. The Company is a corporation
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business is disclosed in the Reports . The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken as a whole.

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                           (b) OUTSTANDING STOCK. All issued and outstanding
shares of capital stock of the Company has been duly authorized and validly issued and are fully paid and nonassessable.

                           (c) AUTHORITY; ENFORCEABILITY. This Agreement, the
Note, the Warrants, the Escrow Agreement, Security Agreement and Collateral Agent Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively "TRANSACTION DOCUMENTS") have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

                           (d) ADDITIONAL ISSUANCES. There are no outstanding
agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the Subsidiaries of the Company except as described on SCHEDULE 5(D).

                           (e) CONSENTS. No consent, approval, authorization or
order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the Bulletin Board nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

                           (f) NO VIOLATION OR CONFLICT. Assuming the
representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

                                    (i) violate, conflict with, result in a
breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

                                    (ii) result in the creation or imposition of
any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates; or

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                                    (iii) result in the activation of any
anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

                                    (iv) result in the activation of any
piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

                           (g) THE SECURITIES. The Securities upon issuance:

                                    (i) are, or will be, free and clear of any
security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

                                    (ii) have been, or will be, duly and validly
authorized and on the date of issuance of the Shares and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable or if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted);

                                    (iii) will not have been issued or sold in
violation of any preemptive or other similar rights of the holders of any securities of the Company;

                                    (iv) will not subject the holders thereof to
personal liability by reason of being such holders; and

                                    (v) will not result in a violation of
Section 5 under the 1933 Act.

                           (h) LITIGATION. There is no pending or, to the best
knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed on the Disclosure Schedule or in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

                           (i) REPORTING COMPANY. The Company is a publicly-held
company subject to reporting obligations pursuant to Section 13 of the 1934 Act and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

                           (j) NO MARKET MANIPULATION. The Company and its
Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

                           (k) INFORMATION CONCERNING COMPANY. The Reports
contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the

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Company's business, financial condition or affairs not disclosed in the Reports.
The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

                           (l) STOP TRANSFER. The Company will not issue any
stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

                           (m) DEFAULTS. The Company is not in violation of its
articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to the Company's knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

                           (n) NO INTEGRATED OFFERING. Neither the Company, nor
any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board. Nor will the Company or any of its Affiliates take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

                           (o) NO GENERAL SOLICITATION. Neither the Company, nor
any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                           (p) LISTING. The Company's common stock is quoted on
the Bulletin Board. The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies all the requirements for the continued quotation of its common stock on the Bulletin Board.

                           (q) NO UNDISCLOSED LIABILITIES. The Company has no
liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since December 31, 2003 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed on SCHEDULE 5(q).

                           (r) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since
December 31, 2003, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports. (s) CAPITALIZATION. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on
SCHEDULE 5(D). Except as set forth on SCHEDULE 5(D), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. (t) DILUTION. The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company. (u) NO DISAGREEMENTS WITH ACCOUNTANTS AND LAWYERS. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

                           (v) DTC STATUS. The Company's transfer agent is a
participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.

                           (w) INVESTMENT COMPANY. Neither the Company nor any
Affiliate is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (x) SUBSIDIARY REPRESENTATIONS. The Company makes
each of the representations contained in Sections 5(a), (b), (d), (f), (h), (k),
(m), (q) through (s), (u) and (w) of this Agreement, as same relate to each Subsidiary of the Company. For purposes of this Agreement, "SUBSIDIARY" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. All the Company's Subsidiaries as of the Initial Closing Date are set forth on
SCHEDULE 5(x) hereto

                           (y) COMPANY PREDECESSOR. All representations made by
or relating to the Company of a historical or prospective nature and all undertaking described in Sections 9.1(g) through 9.1(l) shall relate and refer to the Company, its predecessors, and the Subsidiaries.

                           (z) CORRECTNESS OF REPRESENTATIONS. The Company
represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to each Closing Date, shall be true and correct in all material respects as of each Closing Date.

                           (AA) SURVIVAL. The foregoing representations and
warranties shall survive each Closing Date until the sooner of (i) three years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144 without regard to volume limitations.

                  6. REGULATION D OFFERING. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as EXHIBIT C. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement.

                  7.1. CONVERSION OF NOTE.

                           (a) Upon the conversion of a Note or part thereof,
the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Subscriber, the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares or are otherwise exempt from registration.

                           (b) Subscriber will give notice of its decision to
exercise its right to convert the Note, interest, any sum due to the Subscriber under the Transaction Documents including Liquidated Damages, or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is annexed as EXHIBIT A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 14(a) of this Agreement. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a CONVERSION DATE. The Company will itself or cause the Company's transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (such third day being the "DELIVERY DATE"). In the event the Shares are electronically transferable, then delivery of the Shares MUST be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber and the Subscriber has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements. A Note representing the balance of the Note not so converted will be provided by the Company to the Subscriber if requested by Subscriber, provided the Subscriber delivers the original Note to the Company. In the event that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

                           (c) The Company understands that a delay in the
delivery of the Shares in the form required pursuant to Section 7.1 hereof, or the Mandatory Redemption Amount described in Section 7.2 hereof, respectively after the Delivery Date or the Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Subscriber for late issuance of Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note in the amount of $50 per business day after the Delivery Date for each $10,000 of Note principal amount being converted of the corresponding Shares which are not timely delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

                           (d) Nothing contained herein or in any document
referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

                  7.2. MANDATORY REDEMPTION AT SUBSCRIBER'S ELECTION. In the event the Company is prohibited from issuing Shares, or fails to timely deliver Shares on a Delivery Date, or upon the occurrence of any other Event of Default (as defined in the Note or in this Agreement) that continues for more than ten days, other than pursuant to the limitations set forth in Section 7.3 hereof, then at the Subscriber's election, the Company must pay to the Subscriber ten
(10) business days after request by the Subscriber, at the Subscriber's election, a sum of money determined by (i) multiplying up to the outstanding principal amount of the Note designated by the Subscriber by 120%, or (ii) multiplying the number of Shares otherwise deliverable upon conversion of an amount of Note principal and/or interest designated by the Subscriber (with the date of giving of such designation being a "DEEMED CONVERSION DATE") at the then Conversion Price that would be in effect on the Deemed Conversion Date by the highest closing price of the Common Stock on the principal market for the period commencing on the Deemed Conversion Date until the day prior to the receipt of the Mandatory Redemption Payment, whichever is greater, together with accrued but unpaid interest thereon ("MANDATORY REDEMPTION PAYMENT"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("MANDATORY REDEMPTION PAYMENT DATE"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding. Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the twenty day period prior to the actual receipt of the Mandatory Redemption Payment by the Subscriber shall be credited against the Mandatory Redemption Payment.

                  7.3. MAXIMUM CONVERSION. The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its Affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its Affiliates of more than 4.99% of the outstanding shares of common stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%. The Subscriber may waive the conversion limitation described in this
Section 7.3, in whole or in part, upon and effective after 61 days prior written notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

                  7.4. INJUNCTION POSTING OF BOND. In the event a Subscriber shall elect to convert a Note or part thereof or exercise the Warrant in whole or in part, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Note or exercise of all or part of such Warrant shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the Note, or aggregate purchase price of the Warrant Shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

                  7.5. BUY-IN. In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if after seven (7) business days after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber was entitled to receive upon such conversion (a "BUY-IN"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

                  7.6 ADJUSTMENTS. The Conversion Price, Warrant exercise price and amount of Shares issuable upon conversion of the Notes and exercise of the Warrants shall be adjusted as described in this Agreement, the Notes and Warrants.

                  7.7. REDEMPTION. The Note and Warrants shall not be redeemable or callable except as described in the Note.

                  8.       BROKER/LEGAL FEES/ESCROW AGENT FEES.

                           (a) BROKER'S FEE. The Company on the one hand, and
each Subscriber (for himself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees other than Westor Online, Inc. ("BROKER") on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. The Company agrees that it will pay the Broker, in the aggregate, on each Closing Date a fee of nine percent (9%) of the Purchase Price and a non-accountable due diligence fee of two percent (2%) of the Purchase Price invested on each Closing Date (collectively, "BROKER'S FEES"). The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Offering except the Broker.

                           (b) BROKER'S WARRANTS. On each Closing Date, the
Company will issue to the Broker 800,000 Warrants similar to and carrying the same rights as the A Warrants issuable to the Subscribers except that such Warrants will not be subject to Call and the purchase price for 400,000 Warrant Shares shall be $0.40 per Warrant Share, and 400,000 Warrant Shares shall have a Purchase Price of $1.00 per Warrant Share ("BROKER'S WARRANTS"). All the representations, covenants, warranties, undertakings, remedies, liquidated damages, indemnification, and other rights including but not limited to reservation requirements and registration rights made or granted to or for the benefit of the Subscribers are hereby also made and granted to the Broker in respect of the Broker's Warrants.

                           (c) ESCROW AGENT FEES. The Company will pay Kogan &
Associates, LLC the sum of $6,000 on the Initial Closing Date for acting as Escrow Agent and as payment of legal fees for representing the Broker.

                           (d) LEGAL FEES. The Company shall pay to Grushko &
Mittman, P.C., a fee of $15,000 ("LEGAL FEES") (of which $2,480 has been paid) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Notes and Warrants (the "OFFERING"). The Legal Fees will be payable on the Initial Closing Date out of funds held pursuant to the Escrow Agreement.

                           (e) REIMBURSEMENT. The Company will reimburse each
Subscriber on each Closing Date a amount equal to two percent of the Purchase Price paid by such Subscriber on each Closing Date as reimbursement for each Subscriber's due diligence expenses ("Reimbursement").

                  9. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Subscribers as follows:

                           (a) STOP ORDERS. The Company will advise the
Subscribers, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                           (b) LISTING. The Company shall promptly secure the
listing of the shares of Common Stock and the Warrant Shares upon each national securities exchange, or electronic or automated quotation system upon which they are or become eligible for listing and shall maintain such listing so long as any Notes or Warrants are outstanding. The Company will maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, OTC Bulletin Board ("BULLETIN BOARD"), or New York Stock

Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "PRINCIPAL MARKET")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Initial Closing Date, the Bulletin Board is and will be the Principal Market.

                           (c) MARKET REGULATIONS. The Company shall notify the
Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

                           (d) FILING REQUIREMENTS. From the date of this
Agreement and until the sooner of (i) three (3) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to
Section 12(b) or 12(g) of the 1934 Act, as applicable, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until three (3) years after the Second Closing Date. Until the earlier of the resale of the Common Stock and the Warrant Shares by each Subscriber or three (3) years after the Warrants have been exercised, the Company will use its best efforts to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

                           (e) USE OF PROCEEDS. The proceeds of the Offering
will be employed by the Company for the purposes set forth on SCHEDULE 9(e) hereto. Except as set forth on SCHEDULE 9(E), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on a Closing Date.

                           (f) RESERVATION. Prior to each Closing Date, the
Company undertakes to reserve, PRO rata, on behalf of each holder of a Note or Warrant, from its authorized but unissued common stock, a number of common shares equal to 200% of the amount of Common Stock necessary to allow each holder of a Note to be able to convert all such outstanding Notes and interest and reserve the amount of Warrant Shares issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 9.1(f) for three (3) consecutive business days or ten (10) days in the aggregate shall be a material default of the Company's obligations under this Agreement and an Event of Default under the Note.

                           (g) TAXES. From the date of this Agreement and until
the sooner of (i) three (3) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

                           (h) INSURANCE. From the date of this Agreement and
until the sooner of (i) three (3) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

                           (i) BOOKS AND RECORDS. From the date of this
Agreement and until the sooner of (i) three (3) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                           (j) GOVERNMENTAL AUTHORITIES. From the date of this
Agreement and until the sooner of (i) three (3) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

                           (k) INTELLECTUAL PROPERTY. From the date of this
Agreement and until the sooner of (i) three (3) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

                           (l) PROPERTIES. From the date of this Agreement and
until the sooner of (i) three (3) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement (as defined in Section 11.1(iv) hereof) or pursuant to Rule 144, without regard to volume limitations, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

                           (m) CONFIDENTIALITY/PUBLIC ANNOUNCEMENT. From the
date of this Agreement and until the sooner of (i) three (3) years after the Second Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K or the Registration Statement, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company shall file a Form 8-K or make a public announcement describing the Offering not later than the first business day after Closing Date. In the Form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after the Closing. A form of the proposed Form 8-K or public announcement to be employed in connection with the Initial Closing is annexed hereto as EXHIBIT D.

                           (n) FURTHER REGISTRATION STATEMENTS. Except for a
registration statement filed on behalf of the Subscribers pursuant to Section 11 of this Agreement the Company will not file any registration statements or amend any already filed registration statement, including but not limited to Form S-8, with the Commission or with state regulatory authorities without the consent of the Subscriber until the sooner of (i) the Registration Statement shall have been current and available for use in connection with the resale of the Registrable Securities (as defined in Section 11.1(i) for a period of 90 days, or (ii) until all the Shares have been resold or transferred by the Subscribers pursuant to the Registration Statement or Rule 144, without regard to volume limitations ("EXCLUSION PERIOD"). The Exclusion Period will be tolled during the pendency of an Event of Default as defined in the Note. The foregoing limitation shall not apply to a registration statement which will not result in the delay of the filing or effectiveness of the Registration Statement.

                           (o) BLACKOUT. The Company undertakes and covenants
that until the first to occur of (i) the end of the Exclusion Period, or (ii) until all the Shares and Warrant Shares have been resold pursuant to a registration statement or Rule 144, without regard to volume limitations, the Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement or causing an already effective registration statement to no longer be effective or current for a period twenty (20) or more days.

                           (p) NON-PUBLIC INFORMATION. The Company covenants and
agrees that neither it nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

                  10. COVENANTS OF THE COMPANY AND SUBSCRIBER REGARDING INDEMNIFICATION.

                           (a) The Company agrees to indemnify, hold harmless,
reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

                           (b) Each Subscriber agrees to indemnify, hold
harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

                           (c) In no event shall the liability of any Subscriber
or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein).

                           (d) The procedures set forth in Section 11.6 shall
apply to the indemnification set forth in Sections 10(a) and 10(b) above.

                  11.1. REGISTRATION RIGHTS. The Company hereby grants the following registration rights to holders of the Securities.

                           (i) On one occasion, for a period commencing ninety
(91) days after the Initial Closing Date, but not later than two (2) years after the Second Closing Date ("REQUEST DATE"), upon a written request therefor from any record holder or holders of more than 50% of the Shares issued and issuable upon conversion of the outstanding Notes and outstanding Warrant Shares, the Company shall prepare and file with the Commission a registration statement under the 1933 Act registering the Shares and Warrant Shares issuable upon exercise of the Warrants and Warrant Shares issuable upon exercise of the Broker's Warrants (collectively "REGISTRABLE SECURITIES") which are the subject of such request for unrestricted public resale by the holder thereof. For purposes of Sections 11.1(i) and 11.1(ii), Registrable Securities shall not include (A) Securities which are registered for resale in an effective registration statement, (B) included for registration in a pending registration statement, or (C) which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act. Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten
(10) days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

                           (ii) If the Company at any time proposes to register
any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "SELLER" or "SELLERS"). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.

                           (iii) If, at the time any written request for
registration is received by the Company pursuant to Section 11.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).

                           (iv) The Company shall file with the Commission a
Form SB-2 registration statement (the "REGISTRATION STATEMENT") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act not later than thirty (30) business days after the Initial Closing Date (the "FILING DATE"), and cause to be declared effective not later than ninety (90) calendar days after the Filing Date (the "EFFECTIVE DATE"). The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to 200% of the Shares issuable upon conversion of the Notes and all of the Warrant Shares issuable pursuant to this Agreement upon exercise of the Warrants. The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, PRO RATA, and not issued, employed or reserved for anyone other than each such Subscriber and Warrant holder. The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Except as disclosed on Schedule 11.1 or with the written consent of the Subscriber, no securities of the Company other than the Registrable Securities will be included in the Registration Statement. It shall be deemed a Non-Registration Event if at any time after the date the Registration Statement is declared effective by the Commission ("ACTUAL EFFECTIVE DATE") the Company has registered for unrestricted resale on behalf of the Subscriber fewer than 150% of the amount of Common Shares issuable upon full conversion of all sums due under the Notes and 100% of the Warrant Shares issuable upon exercise of the Warrants.

                  11.2. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 11.1(i), 11.1(ii), or (iv) to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

                           (a) subject to the timelines provided in this
Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers (by telecopier and by e-mail addresses provided by Subscribers) and Grushko & Mittman, P.C. (by telecopier and by email to COUNSLERS@AOL.COM) on or before 6:00 PM EST on the same business day that the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared effective (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company's obligation and an Event of Default as defined in the Notes and a Non-Registration Event as defined in Section 10.4 of this Agreement);

                           (b) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of three (3) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

                           (c) furnish to the Sellers, at the Company's expense,
such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

                           (d) use its commercially reasonable best efforts to
register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                           (e) if applicable, list the Registrable Securities
covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                           (f) immediately notify the Sellers when a prospectus
relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                           (g) provided same would not be in violation of the
provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

                  11.3. PROVISION OF DOCUMENTS. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

                  11.4. NON-REGISTRATION EVENTS. The Company and the Subscribers agree that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and any registration statement required under Section 11.1(i) or 11.1(ii) is not filed within 60 days after written request and declared effective by the Commission within 120 days after such request, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) the Registration Statement is not filed on or before the Filing Date, (B) is not declared effective on or before the Effective Date, (C) the Registration Statement is not declared effective within three (3) business days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments, (D) if the registration statement described in Sections 11.1(i) or 11.1(ii) is not filed within 60 days after such written request, or is not declared effective within 120 days after such written request, or (E) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded within fifteen (15) business days by an effective replacement or amended registration statement) for a period of time which shall exceed 30 days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or more than 20 consecutive days (each such event referred to in clauses A through E of this Section 11.4 is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to two percent (2%) for each thirty (30) days or part thereof, thereafter of the Purchase Price of the Notes remaining unconverted and purchase price of Shares issued upon conversion of the Notes owned of record by such holder which are subject to such Non-Registration Event. The Company must pay the Liquidated Damages in cash. The Liquidated Damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed. All oral or written comments received from the Commission relating to the Registration Statement must be satisfactorily responded to within ten (10) business days after receipt of comments from the Commission. Failure to timely respond to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate set forth above. Notwithstanding the foregoing, the Company shall not be liable to the Subscriber under this Section 11.4 for any events or delays occurring as a consequence of the acts or omissions of the Subscribers contrary to the obligations undertaken by Subscribers in this Agreement. Liquidated Damages will not accrue nor be payable pursuant to this
Section 11.4 nor will a Non-Registration Event be deemed to have occurred for times during which Registrable Securities are transferable by the holder of Registrable Securities pursuant to Rule 144(k) under the 1933 Act.

                  11.5. EXPENSES. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for all Sellers are called "REGISTRATION EXPENSES." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of one counsel to the Seller, are called "SELLING Expenses." The Company will pay all Registration Expenses in connection with the registration statement under
Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

                  11.6. INDEMNIFICATION AND CONTRIBUTION.

                           (a) In the event of a registration of any Registrable
Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of
Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

                           (b) In the event of a registration of any of the
Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

                           (c) Promptly after receipt by an indemnified party
hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                           (d) In order to provide for just and equitable
contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  11.7. DELIVERY OF UNLEGENDED SHARES.

                           (a) Within three (3) business days (such third
business day being the "UNLEGENDED SHARES DELIVERY DATE") after the business day on which the Company has received (i) a notice that Shares or Warrant Shares or any other Common Stock held by a Subscriber have been sold pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and
(iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above, reissuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the "UNLEGENDED SHARES"); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Seller.

                           (b) In lieu of delivering physical certificates
representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

                           (c) The Company understands that a delay in the
delivery of the Unlegended Shares pursuant to Section 11 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 120% of the Purchase Price of such Common Stock and Warrant Shares ("UNLEGENDED REDEMPTION AMOUNT"). The amount of the aforedescribed liquidated damages that have accrued or been paid for the twenty day period prior to the receipt by the Subscriber of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

                           (d) In addition to any other rights available to a
Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "BUY-IN"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

                           (e) In the event a Subscriber shall request delivery
of Unlegended Shares as described in Section 11.7 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber's favor.

                  12. (a) RIGHT OF FIRST REFUSAL. Until the later of (i) the Registration Statement has been effective for the resale of the Registrable Securities for eighteen months, or (ii) for so long as Notes remain outstanding, the Subscribers shall be given not less than seven (7) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of corporation or other entity, and (ii) the Company's issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company's stock option plans and employee stock purchase plans as they now exist, which copies of such plans have been delivered to the Subscribers (iv) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement, (v) the payment of any interest on the Notes, and (vi) as has been described in the Reports or Other Written Information filed with the Commission or delivered to the Subscribers prior to the Closing Date (collectively the foregoing are "EXCEPTED ISSUANCES"). The Subscribers who exercise their rights pursuant to this Section 12(a) shall have the right during the seven (7) business days following receipt of the notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of Notes in the Offering. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the seven (7) business days following the notice of modification, whichever is longer, to exercise such right.

                           (b) OFFERING RESTRICTIONS. Until the, sooner of (i)
Registration Statement having been effective for the public resale of the Registrable Securities for ninety (90) days and (ii) the date the Notes are no longer outstanding, and (iii) during the pendency of an Event of Default, the Company will not enter into an agreement to nor issue any equity, convertible debt or other securities convertible into common stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the Subscriber, which consent may be withheld for any reason.

                           (c) FAVORED NATIONS PROVISION. Other than the
Excepted Issuances, if at any time Notes or Warrants are outstanding the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in respect of the Shares, or if less than the Warrant exercise price in respect of the Warrant Shares, without the consent of each Subscriber holding Notes, Shares, Warrants, or Warrant Shares, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber so that the average per share purchase price of the shares of Common Stock issued to the Subscriber (of only the Common Stock or Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the Conversion Price and Warrant Exercise Price shall automatically be reduced to such other lower price per share. The average Purchase Price of the Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Shares and Warrant Shares. The foregoing calculation and issuance shall be made separately for Shares received upon conversion and separately for Warrant Shares. The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The Subscriber is granted the registration rights described in Section 11 hereof in relation to such additional shares of Common Stock except that the Filing Date and Effective Date vis-a-vis such additional common shares shall be, respectively, the thirtieth (30th) and sixtieth (60th) date after the closing date giving rise to the requirement to issue the additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price in effect upon such issuance. The rights of the Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement, the Note, any Transaction Document, and any other agreement referred to or entered into in connection herewith.

                           (d) MAXIMUM EXERCISE OF RIGHTS. In the event the
exercise of the rights described in Sections 12(a) and 12(c) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of common stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement. The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber.

                  13. MISCELLANEOUS.

                           (a) NOTICES. All notices, demands, requests,
consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Alternate Energy Corp., 105-3325 North Service Road, Burlington, Ontario, Canada L7N 3G2, Attn: Blaine Froats, Chairman/CEO, telecopier number:
(905) 332-2068, with a copy by telecopier only to: Jonathan D. Leinwand, P.A., 12955 Biscayne Blvd., Suite 402, North Miami, FL 33181, telecopier number: (954) 252-4265, (ii) if to the Subscribers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575, and (iii) if to the Broker, to: Westor Online, Inc., 258 Genesee Street, Suite 601, Utica, New York 13502, Attn: Richard Bach, telecopier number: (315) 733-9355, with an additional copy by telecopier only to: Kogan & Associates, LLC, 39 Broadway, Suite 2250, New York, NY 10006, Attn: Simon Kogan, Esq., telecopier number:
(212) 482-8104.

                           (b) ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and
other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

                           (c) COUNTERPARTS/EXECUTION. This Agreement may be
executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

                           (d) LAW GOVERNING THIS AGREEMENT. This Agreement
shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. THE PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                           (e) SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION.
The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(d) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                           (f) INDEPENDENT NATURE OF SUBSCRIBERS. The Company
acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)
                  --------------------------------------------


         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                           Alternate Energy Corp.
                                           a Nevada corporation


                                           By:_________________________________
                                                    Name: Blaine Froats
                                                    Title: CEO

                                           Dated: March _____, 2005



------------------------------------------- -------------------------- ----------------
                                            INITIAL CLOSING PURCHASE   SECOND CLOSING
SUBSCRIBER                                  PRICE                      PURCHASE PRICE
------------------------------------------- -------------------------- ----------------
PLATINUM PARTNERS VALUE ARBITRAGE FUND LP   $150,000.00                $300,000.00
Attn: Mark Nordlicht
152 West 57th Street
New York, New York 10019
Fax: (212) 581-0002




_______________________________________
(Signature)
By:
------------------------------------------- -------------------------- ----------------


                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)
                  --------------------------------------------


         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                              Alternate Energy Corp.
                                              a Nevada corporation


                                              By:_______________________________
                                                       Name: Blaine Froats
                                                       Title: CEO

                                              Dated: March _____, 2005



------------------------------------------ -------------------------- -----------------
                                           INITIAL CLOSING PURCHASE   SECOND CLOSING
SUBSCRIBER                                 PRICE                      PURCHASE PRICE
------------------------------------------ -------------------------- -----------------
PROFESSIONAL TRADERS FUND LLC              $50,000.00                 $100,000
1400 Old Country Road, Suite 206
Westbury, NY 11590
Attn: Marc Swickle
Fax: (516) 228-8083



_______________________________________
(Signature)
By:
------------------------------------------ -------------------------- -----------------

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)
                  --------------------------------------------


         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                               Alternate Energy Corp.
                                               a Nevada corporation


                                               By:______________________________
                                                        Name: Blaine Froats
                                                        Title: CEO

                                               Dated: March _____, 2005



------------------------------------------- -------------------------- -----------------
                                            INITIAL CLOSING PURCHASE   SECOND CLOSING
SUBSCRIBER                                  PRICE                      PURCHASE PRICE
------------------------------------------- -------------------------- -----------------
DESIGN INVESTMENTS LTD.                     $100,000.00                $200,000.00
9 Tanbark Circuit
Werrington Downs, NSW 2747, Australia
Fax:



_______________________________________
(Signature)
By:
------------------------------------------- -------------------------- -----------------


                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (D)


         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                                Alternate Energy Corp.
                                                a Nevada corporation


                                                By:_____________________________
                                                         Name: Blaine Froats
                                                         Title: CEO

                                                Dated: March _____, 2005



---------------------------------------------------------- -------------------------- ------------------
                                                           INITIAL CLOSING PURCHASE   SECOND CLOSING
SUBSCRIBER                                                 PRICE                      PURCHASE PRICE
---------------------------------------------------------- -------------------------- ------------------
HARBORVIEW MASTER FUND LP                                  $100,000.00                $200,000.00
Harbour House Waterfront Drive
P.O. Box 972
Road Town Tortola, British Virgin Island
Fax: (646) 218-1401




_______________________________________
(Signature)
By:
---------------------------------------------------------- -------------------------- ------------------


                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (E)
                  --------------------------------------------


         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                                Alternate Energy Corp.
                                                a Nevada corporation


                                                By:_____________________________
                                                         Name: Blaine Froats
                                                         Title: CEO

                                                Dated: March _____, 2005



------------------------------------------- -------------------------- ------------------
                                            INITIAL CLOSING PURCHASE   SECOND CLOSING
SUBSCRIBER                                  PRICE                      PURCHASE PRICE
------------------------------------------- -------------------------- ------------------
DOUBLE U MASTER FUND LP                     $100,000.00                $200,000.00
C/o Navigator Management Ltd.
Harbor House, Waterfront Drive
P.O. Box 972
Road Town, Tortola
British Virgin Islands
Attn: Murray Todd Fax:
(284) 494-4771



_______________________________________
(Signature)
By:
------------------------------------------- -------------------------- ------------------


                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------



         Exhibit A1                 Form of Class A Warrant

         Exhibit A2                 Form of Class B Warrant

         Exhibit A3                 Form of Class C Warrant

         Exhibit B                  Escrow Agreement

         Exhibit C                  Form of Legal Opinion

         Exhibit D                  Form of Public Announcement or Form 8-K

         Schedule 5(d)              Additional Issuances / Capitalization

         Schedule 5(q)              Undisclosed Liabilities

         Schedule 5(x)              Subsidiaries

         Schedule 9(e)              Use of Proceeds

         Schedule 11.1              Other Securities to be Registered

Exhibit A-1


THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALTERNATE ENERGY CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    Right to Purchase _________ shares of Common
                                    Stock of Alternate Energy Corp. (subject to adjustment as provided herein)

                      CLASS A COMMON STOCK PURCHASE WARRANT

No. 2005-A-001                                      Issue Date: March ____, 2005

         ALTERNATE ENERGY CORP., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, PLATINUM PARTNERS VALUE ARBITRAGE FUND LP, 152 West 57th Street, New York, New York 10019, Fax: (212) 581-0002, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the third (3rd) anniversary of the Issue Date (the "Expiration Date"), up to ________ fully paid and nonassessable shares of Common Stock at a per share purchase price of $0.40. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated March ___, 2005, entered into by the Company and Holder's of the Class A Warrants.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" shall include Alternate Energy Corp. and any corporation which shall succeed or assume the obligations of Alternate Energy Corp. hereunder.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

         (d) The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant.

         1. EXERCISE OF WARRANT.

                  1.1. NUMBER OF SHARES ISSUABLE UPON EXERCISE. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  1.2. FULL EXERCISE. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

                  1.3. PARTIAL EXERCISE. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

                  1.4. FAIR MARKET VALUE. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                           (a) If the Company's Common Stock is traded on an
exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

                           (b) If the Company's Common Stock is not traded on an
exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

                           (c) Except as provided in clause (d) below, if the
Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

                           (d) If the Determination Date is the date of a
liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

                  1.5. COMPANY ACKNOWLEDGMENT. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

                  1.6. TRUSTEE FOR WARRANT HOLDERS. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

                  1.7 DELIVERY OF STOCK CERTIFICATES, ETC. ON EXERCISE. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within four (4) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         2. CASHLESS EXERCISE.

                  (a) If a Registration Statement (as defined in the Subscription Agreement) ("Registration Statement") is effective and the Holder may sell its shares of Common Stock upon exercise hereof pursuant to the Registration Statement, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above. If no such Registration Statement is available during the time that such Registration Statement is required to be effective pursuant to the terms of the Subscription Agreement, then payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section
(b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                  (b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

       X=Y (A-B)
           -----
            A

Where X= the number of shares of Common Stock to be issued to the holder

      Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

      A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

      B= Purchase Price (as adjusted to the date of such calculation)

(c) The Holder may employ the cashless exercise feature described in Section (b) above only during the pendency of a Non-Registration Event as described in
Section 11 of the Subscription Agreement.

         For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

         3. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

                  3.1. REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                  3.2. DISSOLUTION. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants.

                  3.3. CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by
Section 3.2.

                  3.4 SHARE ISSUANCE. Until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase Price in effect upon such issuance. The reduction of the Purchase Price described in this Section 3.4 is in addition to the other rights of the Holder described in the Subscription Agreement.

         4. EXTRAORDINARY EVENTS REGARDING COMMON STOCK. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

         5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

         6. RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF WARRANT; FINANCIAL STATEMENTS. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

         7. ASSIGNMENT; EXCHANGE OF WARRANT. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

         8. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. REGISTRATION RIGHTS. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in the Subscription Agreement. The terms of the Subscription Agreement are incorporated herein by this reference.

         10. MAXIMUM EXERCISE. The Holder shall not be entitled to exercise this Warrant on an exercise date nor may the Company exercise its right to give a Call Notice (as defined in Section 11) in connection with that number of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date or Call Date, and (ii) the number of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date or Call Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

         11. CALL. The Company shall have the option to "call" the exercise of shares issuable upon exercise of this Warrant (the "Warrant Call") in accordance with and governed by the following:

                  (a) The Company shall exercise the Warrant Call by giving to the Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant Call may be exercised. The effective date of each Call Notice (the "Call Date") is the date on which notice is effective under the notice provision of Section 14 of this Warrant.

                  (b) The Company's right to exercise the Warrant Call shall commence thirty trading days after the actual effective date of a Registration Statement described in Section 11.1(iv) of the Subscription Agreement and end thirty trading days prior to the Expiration Date.

                  (c) The number of shares of Common Stock to be issued upon exercise of the Warrant which are subject to a Call Notice must be registered in a Registration Statement effective from twenty (20) trading days prior to the Call Date and through the date such Common Stock is actually delivered to the Warrant Holder ("Delivery Date").

                  (d) A Call Notice may be given not sooner than fifteen trading days after the prior Call Date.

                  (e) A Call Notice may be given by the Company in connection with shares of Common Stock issuable upon exercise of the Warrant only within ten days after the Common Stock has had a closing price as reported for the Principal Market (as defined in the Subscription Agreement) of two hundred and fifty percent (250%) of the Purchase Price for ten (10) consecutive trading days ("Lookback Period").

                  (f) The Common Stock must be listed on the Principal Market for the Lookback Period and through the Delivery Date.

                  (g) The Company shall not have received a notice from the Principal Market during the ninety calendar days prior to the Call Date that the Company or its Common Stock does not meet the requirements for continued quotation, listing or trading on the Principal Market.

                  (h) The Company and the Common Stock shall meet the requirements for continued quotation, listing or trading on the Principal Market for the Lookback Period and through the Delivery Date.

                  (i) Unless otherwise agreed to by the Holder of this Warrant, a Call Notice must be given to all Warrant Holders who receive Warrants similar to this Warrant (in terms of exercise price and other principal terms) issued on or about the same Issue Date as this Warrant, in proportion to the amounts of Common Stock which may be purchased by the respective Warrant Holders in accordance with the respective Warrants held by each.

                  (j) The Warrant Holder shall exercise his Warrant rights and purchase the Called Warrant Shares and pay for same within fourteen trading days after the Call Date. If the Warrant Holder fails to timely pay the amount required by the Warrant Call, the Company's sole remedy shall be to cancel a corresponding amount of this Warrant.

                  (k) The Company may not exercise the right to Call this Warrant after the occurrence of a default by the Company of a material term of this Warrant or the Subscription Agreement.

         12. WARRANT AGENT. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to
Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

         13. TRANSFER ON THE COMPANY'S BOOKS. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         14. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: Alternate Energy Corp., 105-3325 North Service Road, Burlington, Ontario, Canada L7N 3G2, Attn: Blaine Froats, Chairman/CEO, telecopier number: (905) 332-2068.

         15. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                        ALTERNATE ENERGY CORP.



                                        By:
                                            ---------------------------------
                                            Name: Blaine Froats
                                            Title: CEO






Witness:




_______________________________

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION
                   (to be signed only on exercise of Warrant)

TO:  ALTERNATE ENERGY CORP.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___      ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___      $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________________
whose address is _______________________________________________________________
________________________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the date of exercise:
Less than five percent (5%) of the outstanding Common Stock of Alternate Energy Corp.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________
                                       _________________________________________
                                       (Signature must conform to name of holder as specified on the face of the Warrant)


                                       _________________________________________
                                       _________________________________________
                                       (Address)

                                    EXHIBIT B


                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Alternate Energy Corp. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Alternate Energy Corp. with full power of substitution in the premises.


------------------------ ----------------------------- -------------------------
TRANSFEREES              PERCENTAGE TRANSFERRED        NUMBER TRANSFERRED
------------------------ ----------------------------- -------------------------

------------------------ ----------------------------- -------------------------

------------------------ ----------------------------- -------------------------

------------------------ ----------------------------- -------------------------


Dated:  ______________, ___________
                                       _________________________________________
                                       (Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

__________________________             _________________________________________
         (Name)                        _________________________________________
                                                 (address)

ACCEPTED AND AGREED:
[TRANSFEREE]                           _________________________________________
                                       _________________________________________
                                                 (address)


__________________________
     (Name)

Exhibit B-1


THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALTERNATE ENERGY CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    Right to Purchase __________ shares of
                                    Common Stock of Alternate Energy Corp.
                                    (subject to adjustment as provided herein)

                      CLASS B COMMON STOCK PURCHASE WARRANT
No. 2005-B-001                                      Issue Date: March ____, 2005

         ALTERNATE ENERGY CORP., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, PLATINUM PARTNERS VALUE ARBITRAGE FUND LP, 152 West 57th Street, New York, New York 10019, Fax: (212) 581-0002, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the ninetieth day that the Registration Statement (as defined in the Subscription Agreement) has been effective for the public resale of the Warrant Shares (the "Expiration Date"), up to _________ fully paid and nonassessable shares of Common Stock at a per share purchase price of $_____. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated March ___, 2005, entered into by the Company and Holder's of the Class B Warrants.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" shall include Alternate Energy Corp. and any corporation which shall succeed or assume the obligations of Alternate Energy Corp. hereunder.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

         (d) The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant.

         1. EXERCISE OF WARRANT.

                  1.1. NUMBER OF SHARES ISSUABLE UPON EXERCISE. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  1.2. FULL EXERCISE. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

                  1.3. PARTIAL EXERCISE. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

                  1.4. FAIR MARKET VALUE. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                           (a) If the Company's Common Stock is traded on an
exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

                           (b) If the Company's Common Stock is not traded on an
exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

                           (c) Except as provided in clause (d) below, if the
Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

                           (d) If the Determination Date is the date of a
liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

                  1.5. COMPANY ACKNOWLEDGMENT. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

                  1.6. TRUSTEE FOR WARRANT HOLDERS. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

                  1.7 DELIVERY OF STOCK CERTIFICATES, ETC. ON EXERCISE. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within four (4) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         2. CASHLESS EXERCISE.

                  (a) If a Registration Statement (as defined in the Subscription Agreement) ("Registration Statement") is effective and the Holder may sell its shares of Common Stock upon exercise hereof pursuant to the Registration Statement, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above. If no such Registration Statement is available during the time that such Registration Statement is required to be effective pursuant to the terms of the Subscription Agreement, then payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section
(b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                  (b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

        X=Y (A-B)
            -----
              A

     Where X= the number of shares of Common Stock to be issued to the holder

           Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

           A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

           B=     Purchase Price (as adjusted to the date of such calculation)

(c) The Holder may employ the cashless exercise feature described in Section (b) above only during the pendency of a Non-Registration Event as described in
Section 11 of the Subscription Agreement.

         For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

         3. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

                  3.1. REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                  3.2. DISSOLUTION. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants.

                  3.3. CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by
Section 3.2.

                  3.4 SHARE ISSUANCE. Until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase Price in effect upon such issuance. The reduction of the Purchase Price described in this Section 3.4 is in addition to the other rights of the Holder described in the Subscription Agreement.

         4. EXTRAORDINARY EVENTS REGARDING COMMON STOCK. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

         5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

         6. RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF WARRANT; FINANCIAL STATEMENTS. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

         7. ASSIGNMENT; EXCHANGE OF WARRANT. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

         8. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. REGISTRATION RIGHTS. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in the Subscription Agreement. The terms of the Subscription Agreement are incorporated herein by this reference.

         10. MAXIMUM EXERCISE. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be waive, in whole or in part, revoked upon sixty-one (61) days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

         11. WARRANT AGENT. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to
Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

         12. TRANSFER ON THE COMPANY'S BOOKS. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         13. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: Alternate Energy Corp., 105-3325 North Service Road, Burlington, Ontario, Canada L7N 3G2, Attn: Blaine Froats, Chairman/CEO, telecopier number: (905) 332-2068.

         14. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                        ALTERNATE ENERGY CORP.



                                        By:
                                             -----------------------------------
                                             Name: Blaine Froats
                                             Title: CEO






Witness:




_______________________

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION
                   (to be signed only on exercise of Warrant)

TO:  ALTERNATE ENERGY CORP.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___      ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___      $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________________
whose address is _______________________________________________________________
________________________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the date of exercise:
Less than five percent (5%) of the outstanding Common Stock of Alternate Energy Corp.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________
                                       _________________________________________
                                       (Signature must conform to name of holder as specified on the face of the Warrant)


                                       _________________________________________
                                       _________________________________________
                                       (Address)

                                    EXHIBIT B


                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

                  For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Alternate Energy Corp. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Alternate Energy Corp. with full power of substitution in the premises.



------------------------ ----------------------------- -------------------------
TRANSFEREES              PERCENTAGE TRANSFERRED        NUMBER TRANSFERRED
------------------------ ----------------------------- -------------------------

------------------------ ----------------------------- -------------------------

------------------------ ----------------------------- -------------------------

------------------------ ----------------------------- -------------------------


Dated:  ______________, ___________
                                       _________________________________________
                                       (Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

__________________________             _________________________________________
         (Name)                        _________________________________________
                                                 (address)

ACCEPTED AND AGREED:
[TRANSFEREE]                           _________________________________________
                                       _________________________________________
                                                 (address)


__________________________
     (Name)

Exhibit C-1


THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALTERNATE ENERGY CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    Right to Purchase ___________ shares of
                                    Common Stock of Alternate Energy Corp.
                                    (subject to adjustment as provided herein)

                      CLASS C COMMON STOCK PURCHASE WARRANT

No. 2005-C-001                                      Issue Date: March ____, 2005

         ALTERNATE ENERGY CORP., a corporation organized under the laws of the State of Nevada (the "Company"), hereby certifies that, for value received, ___________________________, __________________________________________________,
or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the third (3rd) anniversary of the Issue Date (the "Expiration Date"), up to 1,000,000 fully paid and nonassessable shares of Common Stock at a per share purchase price of $1.00. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated March ___, 2005, entered into by the Company and Holder's of the Company's Class C Warrants.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" shall include Alternate Energy Corp. and any corporation which shall succeed or assume the obligations of Alternate Energy Corp. hereunder.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

         (d) The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant.

         1. EXERCISE OF WARRANT.

                  1.1. NUMBER OF SHARES ISSUABLE UPON EXERCISE. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  1.2. FULL EXERCISE. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

                  1.3. PARTIAL EXERCISE. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

                  1.4. FAIR MARKET VALUE. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                           (a) If the Company's Common Stock is traded on an
exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

                           (b) If the Company's Common Stock is not traded on an
exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

                           (c) Except as provided in clause (d) below, if the
Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

                           (d) If the Determination Date is the date of a
liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

                  1.5. COMPANY ACKNOWLEDGMENT. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

                  1.6. TRUSTEE FOR WARRANT HOLDERS. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

                  1.7 DELIVERY OF STOCK CERTIFICATES, ETC. ON EXERCISE. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within four (4) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         2. CASHLESS EXERCISE.

                  (a) If a Registration Statement (as defined in the Subscription Agreement) ("Registration Statement") is effective and the Holder may sell its shares of Common Stock upon exercise hereof pursuant to the Registration Statement, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above. If no such Registration Statement is available during the time that such Registration Statement is required to be effective pursuant to the terms of the Subscription Agreement, then payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section
(b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                  (b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

         X=Y (A-B)
             -----
               A

      Where X= the number of shares of Common Stock to be issued to the holder

            Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

            A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

            B=    Purchase Price (as adjusted to the date of such calculation)

(c) The Holder may employ the cashless exercise feature described in Section (b) above only during the pendency of a Non-Registration Event as described in
Section 11 of the Subscription Agreement.

         For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

         3. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

                  3.1. REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                  3.2. DISSOLUTION. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants.

                  3.3. CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by
Section 3.2.

                  3.4 SHARE ISSUANCE. Until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase Price in effect upon such issuance. The reduction of the Purchase Price described in this Section 3.4 is in addition to the other rights of the Holder described in the Subscription Agreement.

         4. EXTRAORDINARY EVENTS REGARDING COMMON STOCK. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

         5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

         6. RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF WARRANT; FINANCIAL STATEMENTS. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

         7. ASSIGNMENT; EXCHANGE OF WARRANT. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

         8. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. REGISTRATION RIGHTS. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in the Subscription Agreement. The terms of the Subscription Agreement are incorporated herein by this reference.

         10. MAXIMUM EXERCISE. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be waive, in whole or in part, revoked upon sixty-one (61) days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

         11. WARRANT AGENT. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to
Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

         12. TRANSFER ON THE COMPANY'S BOOKS. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         13. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: Alternate Energy Corp., 105-3325 North Service Road, Burlington, Ontario, Canada L7N 3G2, Attn: Blaine Froats, Chairman/CEO, telecopier number: (905) 332-2068.

         14. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.



                                        ALTERNATE ENERGY CORP.



                                        By:
                                            ---------------------------------
                                            Name: Blaine Froats
                                            Title: CEO






Witness:




_______________________________

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION
                   (to be signed only on exercise of Warrant)

TO:  ALTERNATE ENERGY CORP.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___      ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___      $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________________
whose address is _______________________________________________________________
________________________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the date of exercise:
Less than five percent (5%) of the outstanding Common Stock of Alternate Energy Corp.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________
                                       _________________________________________
                                       (Signature must conform to name of holder as specified on the face of the Warrant)


                                       _________________________________________
                                       _________________________________________
                                       (Address)

                                    EXHIBIT B


                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Alternate Energy Corp. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Alternate Energy Corp. with full power of substitution in the premises.


------------------------ ----------------------------- -------------------------
TRANSFEREES              PERCENTAGE TRANSFERRED        NUMBER TRANSFERRED
------------------------ ----------------------------- -------------------------

------------------------ ----------------------------- -------------------------

------------------------ ----------------------------- -------------------------

------------------------ ----------------------------- -------------------------


Dated:  ______________, ___________
                                       _________________________________________
                                       (Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

__________________________             _________________________________________
         (Name)                        _________________________________________
                                                 (address)

ACCEPTED AND AGREED:
[TRANSFEREE]                           _________________________________________
                                       _________________________________________
                                                 (address)


__________________________
     (Name)